Exhibit 10.9

EXECUTION COPY

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of March 18, 2011, is entered into by and between Advanced Environmental Recycling Technologies, Inc., a Delaware corporation (“Borrower”) and the Additional Grantors (as hereinafter defined) (the Borrower and the Additional Grantors collectively called the “Grantors” and each, individually, a “Grantor”), in favor of H.I.G. AERT, LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

RECITALS:

WHEREAS, Borrower, Administrative Agent and the lenders party thereto are executing a Credit Agreement, dated as of even date herewith (such agreement, as may from time to time be amended, modified, increased, extended, restated or supplemented, being hereinafter called the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower;

WHEREAS, in order to induce the Lenders to extend such credit pursuant to the Credit Agreement, and to induce the Lenders and Affiliates of the Lenders to enter into such Secured Swap Agreements: (a) each Grantor has agreed to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Collateral as defined herein and (b) each Grantor that is a Domestic Subsidiary of the Borrower has guaranteed the Obligations of the Borrower pursuant to the Guaranty Agreement; and

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to extend such credit under the Credit Agreement, the parties, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. Definitions

1.1. The following terms, as used herein, have the meanings set forth below:

“Account Debtor” means the account debtor with respect to any Account and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Grantor, pursuant to which such Grantor is to deliver any personal property or perform any services.

“Agreement” means this Security Agreement, as the same may be amended, restated, modified or supplemented and in effect from time to time in accordance with the terms hereof.

“Cash Equivalents” means: (a) securities issued or fully guaranteed or insured by the U.S. government or any agency thereof having maturities of not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements, or bankers’ acceptances, having in each case a term of not more than six (6) months, issued by any Lender, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Corporation or P-1 by Moody’s Investors Service Inc. and in either case having a term of not more than three (3) months, (d) repurchase agreements with banks described in clause (b) for securities described in clause (a), and (e) money market and mutual funds provided that substantially all of the assets of such fund are comprised of securities of the type described in clauses (a) through (d).

 “Collateral” has the meaning assigned to that term in Section 2.

“Copyright Security Agreement” means, if any, each Copyright Security Agreement executed and delivered by any Grantor to Administrative Agent, as the same may be amended and in effect from time to time.

“Copyrights” means any copyrights, copyright registrations and copyright applications, and all renewals, extensions and continuations of any of the foregoing.

“Federal Registration Collateral” means Collateral with respect to which Liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

“Grantor” means (i) the Borrower and (ii) each Person that becomes a party to this Agreement pursuant to Section 15 hereof.

 “Intellectual Property” means, collectively, all Copyrights, Patents and Trademarks.

“Intellectual Property Security Agreement” means a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

“Patents” means any patents, patent registrations and patent applications and all renewals, extensions and continuations of any of the foregoing.

“Patent Security Agreement” means, if any, each Patent Security Agreement executed and delivered by any Grantor to Administrative Agent, as the same may be amended and in effect from time to time.

“Permitted Liens” means Liens permitted under Section 6.02 of the Credit Agreement.

“Pledged Collateral” means interests in any Equity Interests constituting Collateral.

“Security Interests” means the security interests granted or provided for pursuant to Section 2 hereof and pursuant to any Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements, as well as all other security interests created, assigned or provided as additional security for the Secured Obligations pursuant to the provisions of this Agreement or any of the other Credit Documents.

“Trademark Security Agreement” means, if any, each Trademark Security Agreement executed and delivered by any Grantor to Administrative Agent, as the same may be amended and in effect from time to time.

“Trademarks” means any trademarks, trademark registrations, and trademark applications, all renewals, extensions and continuations of any of the foregoing and all goodwill attributable to any of the foregoing.

1.2. Other Definition Provisions.  References to “Sections” or “Schedules” shall be to Sections or Schedules of this Agreement unless otherwise specifically provided.  For purposes hereof, “including” is not limiting and “or” is not exclusive.  Reference is hereby made to the Credit Agreement for a statement of the terms thereof.  Except as provided by Section 1.3, capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided for in the Credit Agreement.  Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

1.3. Uniform Commercial Code Terms.  All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein.  To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

SECTION 2. Grant of Security Interests.

To secure the payment and performance of its Secured Obligations, each Grantor hereby grants to Administrative Agent for the benefit of the Secured Parties, a lien on, security interest in and right of set-off against any and all right, title and interest in and to any and all property and interests in property of such Grantor, whether now owned or existing or hereafter created, acquired or arising, including all of the following properties and interests in properties, whether now owned or hereafter created, acquired or arising (all being collectively referred to herein as the “Collateral”):

(a) all Accounts;

(b) all Chattel Paper;

(c) all Commercial Tort Claims;

(d) all contracts, together with all contract rights arising thereunder;

(e) all Deposit Accounts and all cash and other property deposited therein or otherwise credited thereto from time to time and other monies and property in the possession or under the control of Administrative Agent or any affiliate, representative, agent or correspondent of Administrative Agent;

(f) all Documents;

(g) all General Intangibles, including without limitation any and all intellectual property;

(h) all Goods, including, without limitation, any and all Inventory, any and all Equipment and any and all Fixtures;

(i) all Instruments;

(j) all Investment Property;

(k) all Letter-of-Credit Rights;

(l) all Supporting Obligations;

(m) any and all other personal property and interests in property whether or not subject to the Uniform Commercial Code;

(n) any and all books and records, in whatever form or medium, that at any time evidence or contain information relating to any of the foregoing properties or interests in properties or are otherwise necessary or helpful in the collection thereof or realization thereon;

(o) all Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

(p) all Proceeds and products of the foregoing, and all insurance pertaining to the foregoing and proceeds thereof.

Capitalized terms used in this Section and not otherwise defined shall have the meanings ascribed to such terms in the Uniform Commercial Code.

SECTION 3. Representations and Warranties.

Each Grantor represents and warrants to the Administrative Agent and each other Secured Party as follows:

3.1. Binding Obligation; Perfection.  This Agreement constitutes a valid and binding obligation of such Grantor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.  The Administrative Agent has a valid and perfected security interest in the Collateral securing the payment of the Secured Obligations, and such Security Interests are entitled to all of the rights, priorities and benefits afforded by the Uniform Commercial Code or other applicable law as enacted in any relevant jurisdiction which relates to perfected security interests.

3.2. Organizational Information.  Schedule 3.2 of this Agreement sets forth (i) the full, correct and current name of such Grantor as its appears in such Grantor’s certificate or articles of incorporation or formation (or the equivalent thereto), (ii) any names of such Grantor other than such Grantor’s current name, as set forth on such Grantor’s certificate or articles of incorporation or formation (or the equivalent thereto) during the five (5) year period preceding the date hereof, (iii) such Grantor’s type of organization, (iv) such Grantor’s jurisdiction of organization, (v) such Grantor’s location (as determined pursuant to Section 9-307 of the Uniform Commercial Code), (vi) such Grantor’s organizational identification number (if any) and (vii) whether or not such Grantor is a transmitting utility.

3.3. Collateral Locations.  Schedule 3.3 of this Agreement sets forth all addresses at which any Collateral is located, indicating for each whether such location is owned or leased by such Grantor, or owned or operated by a third-party such as a warehouseman, consignee or processor.  Schedule 3.3 lists the name and address of the record owner of each such location whether owned or leased by Grantor.  Schedule 3.3 of this Agreement indicates which of the foregoing addresses serves as such Grantor’s chief executive office.  Schedule 3.3 of this Agreement sets forth the legal description of all owned real properties maintained by such Grantor, on which any Fixtures are located.

3.4. Existing Liens.  Other than Permitted Liens, such Grantor owns the Collateral, and will own all after acquired Collateral, free and clear of any Lien.  No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office, except for those pertaining to Permitted Liens.

3.5. Governmental Authorizations; Consents; Federal Registration Collateral.  No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or consent of any other Person is required for (i) the grant by such Grantor of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by such Grantor; or (ii) the exercise by Administrative Agent of its rights and remedies hereunder (except as may have been accomplished by or at the direction of such Grantor or Administrative Agent).  Except as set forth on Schedule 3.5 of this Agreement, none of the Collateral is Federal Registration Collateral.  Except for (a) the filing of UCC financing statements with the Secretary of State of such Grantor’s jurisdiction of organization, (b) the filing of any necessary registrations, recordations or notices, as applicable, in respect of any Federal Registration Collateral and (c) the filing of any mortgages with respect to any real property, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or consent of any other Person is required for the perfection of the Security Interests granted hereby and pursuant to any other Credit Documents.

3.6. Accounts.  Each existing Account constitutes, and each hereafter arising Account will constitute, the legally valid and binding obligation of the applicable Account Debtor.  The amount represented by such Grantor to Administrative Agent as owing by each Account Debtor, and the amount set forth on any invoice pertaining to any Account is, or will be, the correct amount actually and unconditionally owing, except for normal cash discounts and allowances where applicable.  No Account Debtor has, or will have, any defense, set-off, claim or counterclaim against such Grantor that can be asserted against Administrative Agent and each other Secured Party, whether in any proceeding to enforce Administrative Agent’s rights and each other Secured Party’s rights in the Collateral or otherwise, except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts.  None of the Accounts is, nor will any hereafter-arising Account be, evidenced by a promissory note or other Instrument other than a check.

3.7. Inventory. All Inventory is, and will be, of good and merchantable quality, free from any material defects, subject to such exceptions as are not, in the aggregate, material to the value of the Inventory as a whole, as determined by the Administrative Agent in its sole discretion.  Except with respect to “ChoiceDek” (which brand is owned by Weyerhaeuser Building Materials and may only be sold in Lowe's Home Improvement Warehouse), such Inventory is not, and will not be, subject to any licensing, patent, trademark, trade name or copyright agreement with any Person that restricts such Grantor’s or Administrative Agent’s ability to manufacture and/or sell the Inventory.  The completion and performance of the manufacturing process of such Inventory by a Person other than such Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject. Such Grantor does not sell any Inventory to any customer on approval or on any other basis that entitles the customer to return, or which may obligate such Grantor to repurchase, such Inventory.  None of such Grantor’s Inventory has been, or will be, produced in violation of any material provision of the Fair Labor Standards Act of 1938, or in material violation of any other law.

3.8. Intellectual Property.  The Copyrights, Patents and Trademarks listed on Schedule 3.8 of this Agreement constitute all of the Intellectual Property owned by such Grantor.  All Intellectual Property owned by such Grantor is valid, subsisting and enforceable and all filings necessary to maintain the effectiveness of such registrations have been made.  Such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to all Intellectual Property purported to be owned by such Grantor, free and clear of any Liens (other than Permitted Liens), including without limitation licenses and covenants by such Grantor not to sue third persons.  Such Grantor has no notice of any suits or actions commenced or threatened with reference to any such Intellectual Property.  The execution, delivery and performance of this Agreement by such Grantor will not violate or cause a default under any such Intellectual Property or any agreement in connection therewith.

3.9. Accurate Information.  All information heretofore, herein or hereafter supplied to Administrative Agent and each other Secured Party by or on behalf of such Grantor with respect to the Collateral is and will be accurate and complete in all material respects.

3.10. Survival of Representations and Warranties.  All representations and warranties of such Grantor contained in this Agreement shall survive the execution and delivery of this Agreement.

SECTION 4. Covenants and Further Assurances.

4.1. Name or Entity Changes.  No Grantor shall change its name, type of organization or jurisdiction of organization without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld.

4.2. Accounts.  Except as otherwise provided in this Section 4.2, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor with respect to Accounts and apply such amounts as are so collected to the outstanding balances thereof.  In connection with such collections, such Grantor may take (and at Administrative Agent’s direction during the continuance of any Event of Default, shall take) such action as such Grantor or Administrative Agent, as applicable, may deem necessary or advisable to enforce collection of the Accounts.  Other than credits, discounts, settlements, compromises and releases in the ordinary course of business and in amounts which are not material to such Grantor, no Grantor shall adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor, or allow any credit or discount thereon, without the prior consent of Administrative Agent.

4.3. Intellectual Property.

(a) If requested by the Administrative Agent in writing, each Grantor shall promptly deliver to Administrative Agent each Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement and all other documents, instruments and other items as may be necessary for Administrative Agent to file such agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office, as applicable.

(b) In the event any Grantor acquires or becomes entitled to any new or additional Federal Registration Collateral consisting of Intellectual Property, or rights thereto, such Grantor shall give to Administrative Agent prompt written notice thereof, and shall amend (and hereby so authorizes Administrative Agent to amend) the schedules to the respective security agreements, if any have been requested by the Administrative Agent, or enter into new or additional security agreements to include any such new or additional Intellectual Property.

(c) Each Grantor shall: (i) diligently prosecute any Intellectual Property application at any time pending; (ii)  make application for registration or issuance of all new or additional Intellectual Property as reasonably deemed appropriate by such Grantor; (iii) preserve and maintain all rights in the Intellectual Property except for immaterial unused Intellectual Property; and (iv) use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable Administrative Agent to exercise its remedies with respect to any and all Intellectual Property.

(d) No Grantor shall abandon any material right to file an Intellectual Property application nor shall any Grantor abandon any material pending Intellectual Property application or registered Intellectual Property.

(e) No Grantor shall sell or assign its interest in, or grant any license under, any Intellectual Property or enter into any other agreement with respect to any Intellectual Property, and each Grantor further agrees that it shall not take any action or permit any action to be taken by others subject to its control, including licensees, or fail to take any action which would affect the validity or enforcement of the rights granted to Administrative Agent under this Agreement.

(f) Each Grantor agrees (i) to maintain the quality of any and all products in connection with which the Trademarks are used, consistent with commercially reasonable business practices, and (ii) to provide Administrative Agent, upon Administrative Agent’s request from time to time, with a certificate of an officer of such Grantor certifying such Grantor’s compliance with the foregoing.

4.4. Equipment.  Each Grantor shall cause all material Equipment to be maintained and preserved in the same condition, repair and in working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end.

4.5. General Intangibles.  Each Grantor shall use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable Administrative Agent to exercise remedies hereunder and under the other Credit Documents with respect to any of such Grantor’s rights under any General Intangibles, including such Grantor’s rights as a licensee of Software.

4.6. Commercial Tort Claims.  Each Grantor shall promptly advise Administrative Agent upon such Grantor becoming aware that it has any interest in Commercial Tort Claims.  With respect to any Commercial Tort Claim in which any Grantor has any interest, such Grantor shall execute and deliver such documents as may be necessary or desirable, or that Administrative Agent may request, to create, perfect and protect Administrative Agent’s security interest in such Commercial Tort Claim.

4.7. [intentionally omitted]

4.8. Collateral Generally.

(a) Each Grantor hereby authorizes Administrative Agent to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of such Grantor (to the extent such signature is required under the laws of any applicable jurisdiction), which financing statements may describe the Collateral as “all assets” or “all personal property” or words of like import.

(b) Each Grantor will furnish to Administrative Agent, from time to time upon request, statements and schedules further identifying, updating, and describing the Collateral and such other information, reports and evidence concerning the Collateral as Administrative Agent may reasonably request, all in reasonable detail.

(c) Each Grantor shall not use or permit any Collateral to be used unlawfully or in material violation of any provision of applicable law, or any policy of insurance covering any of the Collateral.

(d) Each Grantor shall give Administrative Agent not less than thirty (30) days prior written notice of any change in such Grantor’s chief executive office and principal place of business or of any new location of business or any new location for any of the Collateral.  With respect to any new location (which in any event shall be within the continental United States), each Grantor shall execute and deliver such instruments, documents and notices and take such actions as may be necessary or desirable, or that Administrative Agent may request, to create, perfect and protect the Security Interests.

(e) Each Grantor shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Administrative Agent may reasonably request indicating that the Collateral is subject to the Security Interests.

(f) Beyond the safe custody thereof, each Grantor agrees that Administrative Agent or any other Secured Party shall have no duties concerning the custody and preservation of any Collateral in its possession (or in the possession of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto.  Administrative Agent or any other Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.  Administrative Agent or any other Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Administrative Agent or any other Secured Party in good faith.

(g) Each Grantor shall do nothing to impair the rights of Administrative Agent in the Collateral.  Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of such Grantor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to such Grantor.

(h) The Administrative Agent and each other Secured Party agree that upon payment in full of all Secured Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to the applicable Grantor.  Administrative Agent further agrees that upon such termination of the Security Interests or release of any Collateral, Administrative Agent shall, at the joint and several expense of the Grantors, execute and deliver to each Grantor such documents as such Grantor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

4.9. Federal Compliance.

(a) Each Grantor shall promptly notify Administrative Agent in writing upon acquiring any interest in Federal Registration Collateral.  Each Grantor shall take such steps as may be necessary or desirable, or that Administrative Agent may request, in order to perfect any Security Interests.

(b) Each Grantor shall promptly notify Administrative Agent in writing of any Collateral which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law.  Upon the request of Administrative Agent, each Grantor shall take such steps as may be necessary or desirable, or that Administrative Agent may request, to comply with any applicable federal assignment of claims laws and other comparable laws.

(c) Each Grantor shall not produce any Inventory in violation of any material provision of the Fair Labor Standards Act of 1938, or in material violation of any other law.

4.10. Grantors Remain Liable. Notwithstanding anything to the contrary contained herein:  (i) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein and shall perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; (iii) Administrative Agent and each other Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Administrative Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder; and (iv) Administrative Agent and each other Secured Party shall not have any liability in contract or tort for any Grantor’s acts or omissions.

4.11. Insurance.  The assets and properties of each Grantor at all times shall be maintained in all material respects in good and merchantable condition, ordinary wear and tear excepted and subject to such exceptions as are not, in the aggregate, material to the value of such assets and properties as a whole, as determined by the Administrative Agent in its sole discretion. Grantors shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral.  Grantors will furnish Administrative Agent with (i) copies of all insurance policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate lender loss payable and additional insured endorsements in form and substance satisfactory to Administrative Agent, naming the Administrative Agent, on behalf of the Secured Parties, as a lender loss payee and additional insured as its interests may appear with respect to property, casualty and liability insurance coverage, and providing (A) that all proceeds thereunder shall be payable to Administrative Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Administrative Agent.  In the event of any loss thereunder, the carriers named therein hereby are directed by Administrative Agent and Grantors to make payment for such loss to Administrative Agent for the benefit of the Secured Parties and not to such Grantor and Administrative Agent jointly; provided, however, unless an Event of Default under the Credit Agreement shall then exist and be continuing, any such payment for such loss shall be made subject to the provisions of Section 2.10(d) and (e) of the Credit Agreement.  If any insurance losses are paid by check, draft or other instrument payable to any Grantor and Administrative Agent jointly, Administrative Agent may endorse such Grantor’s name thereon and do such other things as Administrative Agent may deem advisable to reduce the same to cash.  If any payment for such loss is made to a Grantor and not Administrative Agent, such Grantor shall turn over such payment to Administrative Agent; provided, however, unless an Event of Default under the Credit Agreement shall then exist and be continuing, any such payment for such loss shall be made subject to the provisions of Section 2.10(d) and (e) of the Credit Agreement.   Administrative Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to above.  All loss recoveries received by Administrative Agent upon any such insurance may, subject to the following provisions of this section, be applied to the Secured

Obligations, in such order as Administrative Agent in its sole discretion shall determine; provided, however, unless an Event of Default under the Credit Agreement shall then exist and be continuing, any such payment for such loss shall be made subject to the provisions of Section 2.10(d) and (e) of the Credit Agreement.  Any surplus shall be paid by Administrative Agent to Grantors or applied as may be otherwise required by law.  Any deficiency thereon shall be paid by Grantors to Administrative Agent, on demand.

4.12. Other Documents and Actions.  Each Grantor shall, from time to time, at its expense, promptly execute and deliver all further instruments, documents and notices and take all further action that may be necessary or desirable, or that Administrative Agent may request, in order to create, perfect and protect any Security Interests, or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder or under any other Credit Document with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor shall:  (i) at any reasonable time, upon demand by Administrative Agent to such Grantor, exhibit the Collateral to allow inspection of the Collateral by Administrative Agent or Persons designated by Administrative Agent and to examine and make copies of the records of such Grantor related thereto, and to discuss the Collateral and the records of such Grantor with respect thereto with, and to be advised as to the same by, such Grantor’s officers and employees and, after the occurrence and during the continuance of an Event of Default, with any other Person which is or may be obligated with respect to any Collateral; and (ii) upon Administrative Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or Administrative Agent’s security interest in the Collateral.

SECTION 5. Remedial Provisions.

(a) If an Event of Default shall have occurred and be continuing:

(1) Administrative Agent, may exercise in respect of the Collateral, in addition to all other rights and remedies provided for in this Agreement, in any other Credit Document or otherwise available to it, all the rights and remedies of Administrative Agent on default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral).  Administrative Agent shall have no obligation to marshal any Collateral in favor of any Grantor or any other credit party.

(2) upon notice by Administrative Agent to the relevant Grantor or Grantors, Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the interests in Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the interests in Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Collateral, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(3) all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to Administrative Agent in the exact form received (with any necessary endorsement).

(b) In order to permit Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder during the continuance of an Event of Default, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Administrative Agent all such proxies, dividend payment orders and other instruments as Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the interests in the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any interests in any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such interests in any Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

(c) Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any interests in Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from Administrative Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Credit Agreement, pay any dividend or make any other payment with respect to the interests in any Pledged Collateral directly to the Administrative Agent.

(d) Each Grantor agrees that, to the extent notice of sale shall be required by law, a reasonable authenticated notification of disposition shall be a notification given at least ten (10) days prior to any such sale and such notice shall (i) describe Administrative Agent and the applicable Grantor, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that such Grantor is entitled to an accounting of the Secured Obligations and state the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made.  At any sale of the Collateral, if permitted by law, Administrative Agent or any other Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of Administrative Agent or any other Secured Party.  Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Administrative Agent may disclaim any warranties that might arise in connection with the sale, lease, license or other disposition of the Collateral and have no obligation to provide any warranties at such time.  Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal, which it has or may have under any law now existing or hereafter enacted.

(e) If an Event of Default has occurred and is continuing, each Grantor hereby irrevocably authorizes and empowers Administrative Agent or any other Secured Party, without limiting any other authorizations or empowerments contained in any of the other Credit Documents, to assert, either directly or on behalf of such Grantor, any claims such Grantor may have, from time to time, against any other party to any of the agreements to which such Grantor is a party or to otherwise exercise any right or remedy of such Grantor under any such agreements (including, without limitation, the right to enforce directly against any party to any such agreement all of such Grantor’s rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by such Grantor thereunder).

(f) Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4, 5 and 6 hereof will cause irreparable injury to Administrative Agent and each other Secured Party and that Administrative Agent and each other Secured Party have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Administrative Agent and each other Secured Party to seek and obtain specific performance of other obligations of such Grantor contained in this Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section shall be specifically enforceable against such Grantor.

(g) No failure or delay on the part of Administrative Agent or any other Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 6. Expenses.

(a)           Without limiting any Grantor’s obligations under the Credit Documents, each Grantor hereby agrees to promptly pay all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with (i) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (ii) creating, perfecting, maintaining and enforcing the Liens created hereunder and (iii) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of the Collateral.

(b)           If any Grantor fails to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of such Grantor under this Agreement, Administrative Agent or any other Secured Party may, at its option, but shall not be required to, pay or perform the same and charge such Grantor’s account for all fees, costs and expenses incurred therefor, and the Grantors jointly and severally agree to reimburse Administrative Agent or any other Secured Party, as applicable, therefor on demand.  All sums so paid or incurred by Administrative Agent or any other Secured Party for any of the foregoing, any and all other sums for which any Grantor may become liable hereunder and all fees, costs and expenses (including attorneys’ fees, legal expenses and court costs) incurred by Administrative Agent or any other Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the highest rate permitted by law and shall be secured by the Collateral.

SECTION 7. Notices.

All notices, approvals, requests, demands and other communications hereunder to be delivered to any Grantor and all notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Credit Agreement.

SECTION 8. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Grantors, Administrative Agent and the other Secured Parties and their respective successors, permitted transferees and permitted assigns hereto and their respective successors and assigns, except that no Grantor may assign its rights or obligations hereunder without the written consent of Administrative Agent.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Administrative Agent hereunder, subject to the rights of any such assignee.

SECTION 9. Changes in Writing.

No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by Administrative Agent and the Grantors.

SECTION 10. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

SECTION 11. JURISDICTION; JURY TRIAL WAIVER.

(a) EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE STATE OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM.  EACH GRANTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GRANTOR IN ANY OTHER JURISDICTION.

(b) EACH GRANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  EACH GRANTOR (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ADMINISTRATIVE AGENT AND EACH SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ADMINISTRATIVE AGENT AND EACH SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT ADMINISTRATIVE AGENT AND EACH SECURED PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

SECTION 12. Counterparts; Integration.

Facsimile or electronic transmission of any executed original document and/or retransmission of any executed facsimile or electronic transmission shall be deemed to be the same as the delivery of an executed original.  At the request of any party hereto, the other parties hereto shall confirm facsimile or electronic transmission by executing duplicate original documents and delivering the same to the requesting party or parties.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 13. Headings.

Headings and captions used in this Agreement are included for convenience of reference and shall not be given any substantive effect.

SECTION 14. General Terms and Conditions.

In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Credit Document and shall otherwise be subject to all of the general terms and conditions contained in the Credit Agreement, mutatis mutandi.

SECTION 15. Additional Grantors.

It is understood and agreed that any Subsidiary of a Borrower shall be, and any new subsidiary of a Borrower shall be required to become after the date hereof, a Grantor under this Agreement and the other Credit Documents.  Any such Subsidiary of a Borrower shall become a Grantor (an “Additional Grantor”) hereunder by (x) executing a joinder agreement in form and substance satisfactory to the Administrative Agent, (y) delivering supplements to Schedules of this Agreement as are necessary to cause such Schedules to be complete and accurate with respect to such additional Grantor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Grantor had it been an original party to this Agreement, in each case with all documents required above to be delivered to Administrative Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Administrative Agent.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Security Agreement as of the date first written above.

GRANTORS:
ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC. By:__________________________________ Name:________________________________ Title:_________________________________

ADMINISTRATIVE AGENT: H.I.G. AERT, LLC By:__________________________________ Name:________________________________ Title:_________________________________

[Signature Page to Security Agreement]

Schedules to Security Agreement

Schedule 3.2

Organizational Information

Name	Prior Names (in past 5 years)	Type	Jurisdiction of Organization	Grantor’s Location	Organizational ID

Schedules to Security Agreement

Schedule 3.3

Collateral Locations, Chief Executive Office, Real Estate, Legal Descriptions

Chief Executive Office

Location of Books and Records

Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/Third Party	Name/Address of Lessor or Third Party, as Applicable

Schedule 3.5

Federal Registration Collateral

Schedule 3.8

Intellectual Property